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                                                                     EXHIBIT 4.2

Second Amended and Restated Stockholders Agreement                EXECUTION COPY

                                  ORBCOMM INC.
               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is dated as of December 30, 2005 and amends the ORBCOMM Inc. Amended and Restated Stockholders Agreement, dated as of November 18, 2005 which amended the ORBCOMM Inc. Stockholders Agreement, dated as of February 17, 2004 as amended (together with the original Amended and Restated Stockholders Agreement, the "Existing Agreement") by and among ORBCOMM Inc., a Delaware corporation (the "Company") and each of the persons and entities signatories thereto.

          WHEREAS, the Company has authorized the issuance of Series B Preferred Stock and the necessary parties to the Existing Agreement desire to amend the Existing Agreement and have agreed to amend the Existing Agreement.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

          1. Definitions.

          1.1 "Affiliates" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person or any Affiliate of such Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital or private equity fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

          1.2 "Common Stock Equivalents" shall mean the Common Stock and shares of Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for Common Stock; provided that, for purposes of calculating a Stockholder's pro rata participation rights pursuant to this Agreement, the Common Stock Equivalents held by a Stockholder shall include the number of Common Stock Equivalents of the Company held by Orbcomm Asset Holdings allocable to such Stockholder, if any, based on the number of shares of fully paid capital stock of Orbcomm Asset Holdings held by such Stockholder.

          1.3 "Common Stockholders" shall mean the persons and entities listed on Exhibit C hereto, but shall also include their Permitted Transferees and Persons required to become additional parties to this Agreement pursuant to
Section 8, and Trust Beneficiaries upon distribution of the Common Stock held by the Trust.

          1.4 "Holdings" shall mean ORBCOMM Holdings LLC, a Delaware limited liability company.

          1.5 "Liquid Security" shall have the meaning ascribed to it in the Company's Third Amended and Restated Certificate of Incorporation, dated December 30, 2005.

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          1.6 "Majority of Series B Preferred Stock" shall have the meaning ascribed in the Company's Third Amended and Restated Certificate of Incorporation.

          1.7 "Members of Holdings" shall mean the holders of membership interests in Holdings.

          1.8 "MH" shall mean MH Investors Satellite LLC.

          1.9 "Notice of Transfer" shall mean, in the case of Sections 3.1 and 3.2, a written notice which shall (i) specifically identify the Third Party to whom a Stockholder proposes to Transfer Shares pursuant to a bona fide Third Party Offer, (ii) include a copy of such Third Party Offer and (iii) be irrevocable for at least the applicable notice periods set forth in Articles 3 and 4 and, in the case of Section 3.3, a written notice which shall propose the consideration for which a Series B Stockholder offers shares to the Company and any other material terms on which such shares are offered to the Company.

          1.10 "Offered Shares" shall mean the Shares proposed to be Transferred to a Third Party or the Company by a Stockholder pursuant to a Notice of Transfer.

          1.11 "Orbcomm Asset Holdings" means Orbcomm Asset Holdings Ltd., a Cayman Islands limited company.

          1.12 "PCG Entities" means collectively PCG Satellite Investments, LLC, CALPERS PCG Corporate Partners, LLC and any Affiliate(s) of either of the foregoing.

          1.13 "Permitted Transferees" shall mean, in the case of a Stockholder that is a natural person, the spouse (including widow) or issue of the Stockholder, a trust that benefits the Stockholder and/or his spouse (including widow), issue or a charity or any Person controlled by such a trust or an entity controlled directly or indirectly by the Stockholder (including individual retirement accounts).

          1.14 "Person" shall mean a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, and trust, business trust or other organization, whether or not a legal entity, or a government or agency or any political subdivision thereof.

          1.15 "Preferred Stock" shall mean the Series A Preferred Stock and Series B Preferred Stock and "Preferred Stockholder" shall mean a holder of Preferred Stock.

          1.16 "Qualified Sale" shall have the meaning ascribed to it in the Company's Third Amended and Restated Certificate of Incorporation dated December 30, 2005.

          1.17 "Series A Stockholders" shall mean the Persons listed on Exhibit B hereto, but shall include their Permitted Transferees and Persons required to become Additional Parties hereto pursuant to Section 8.


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          1.18 "Series B Stockholders" shall mean the Persons listed on Exhibit
A hereto, but shall include their Permitted Transferees and Persons required to become Additional Parties hereto pursuant to Section 8.

          1.19 "Shares" shall mean shares of voting capital stock of the Company.

          1.20 "Stockholder" shall mean the Common Stockholders and Preferred Stockholders.

          1.21 "Third Party" shall mean a reputable offeror, who shall not be an Affiliate of the Stockholder proposing to Transfer Shares, who has adequate financial resources to purchase the relevant Offered Shares.

          1.22 "Third Party Offer" shall mean a bona fide written offer by a Third Party to purchase all or a portion of a Stockholder's Shares, which notice shall specify the terms and conditions of the proposed Transfer, including (i) the name and address of the Third Party, (ii) the manner in which a disposition is proposed to be made, (iii) the price or consideration (which shall be cash) at which and the form in which the proposed Transfer is to be made, and (iv) all material terms and conditions of and to the Transfer.

          1.23 "Transfer" shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Shares held by a Stockholder.

          1.24 "Trust" shall mean the Liquidating Trust of ORBCOMM Global L.P., formerly a Delaware limited partnership.

          1.20 "Trust Beneficiaries" shall mean the beneficiaries of the Trust.

          2. Restriction on Transfers of Shares.

          2.1 Unless approved by the parties necessary to amend this Agreement and subject to Section 5, no Stockholder shall Transfer any Shares for a period of eighteen months from the date of this Agreement. Except as expressly permitted by Sections 3, 4, 5 or 6 hereof, each Stockholder agrees that it will not directly or indirectly, Transfer any Shares or any interest therein or enter into any commitment to do any of the foregoing without the prior written consent of the Company. The Company agrees not to record any Transfer of Shares unless such Transfer has been completed in compliance with the provisions set forth in this Agreement. Notwithstanding the eighteen month restriction on transfers, the parties agree that (a) a distribution or transfer of Common Stock by the Trust to the Trust Beneficiaries shall be permitted without such approval and, upon such distribution or transfer, the Trust Beneficiaries will be bound by the terms of this Agreement and will have all of the rights, benefits and obligations of this Agreement as if they had been original signatories and (b) a distribution or transfer of Common Stock by Holdings to the Members of Holdings shall be permitted without such approval provided that each of the Members of Holdings has executed a counterpart of this


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Agreement prior to the date of such distribution or transfer, and, upon such distribution or transfer, each Member of Holdings will be bound by the terms of this Agreement and will have all of the rights, benefits and obligations of this Agreement as if they had been original signatories. For the avoidance of doubt, the foregoing eighteen month period shall begin on the date of this Agreement for any transferee that is a Trust Beneficiary or a Member of Holdings, without reference to the ownership period of any such transferee. The Company agrees to record any transfer or distribution of Common Stock from the Trust to the Trust Beneficiaries and any transfer or distribution of Common Stock from Holdings to the Members of Holdings made in accordance with the terms of this Agreement.

          2.2 Orbcomm Asset Holdings hereby irrevocably assigns its rights of refusal and tag-along rights under this Agreement to the Stockholders who are members of Orbcomm Asset Holdings in proportion to their fully paid membership interests in Orbcomm Asset Holdings, which are set forth on Exhibit D hereto. The foregoing assignment shall not affect the enforceability of the other provisions of this Agreement as to Orbcomm Asset Holdings, and Orbcomm Asset Holdings, and its Shares, shall remain subject to the restrictions on Transfer, the Drag-Along provision, and other provisions of this Agreement. Notwithstanding any provision of this Agreement to the contrary, the provisions of Section 5.1 of this Agreement relating to Exempt Transfers shall not apply to Orbcomm Asset Holdings.

          3. Right of First Refusal.

          3.1 Transfers by Common Stockholders. (i) In connection with a proposed Transfer of Shares by a Common Stockholder (the "Selling Common Stockholder"), the Selling Common Stockholder shall first deliver to the Company, the other Common Stockholders (the "Other Common Stockholders") and the Preferred Stockholders a Notice of Transfer offering to the Company, the Other Common Stockholders and the Preferred Stockholders all of the Offered Shares on the terms and conditions specified in the Notice of Transfer and in the manner set forth in this Section 3.

          (ii) The Company shall have the first right and option for a period of twenty (20) days after delivery to it of the Notice of Transfer to accept any or all of the Offered Shares on the terms and conditions specified in the Notice of Transfer. The Company may exercise its option by delivering to the Selling Common Stockholder prior to the expiration of such twenty (20) day period a written notice specifying the number of Offered Shares which the Company has elected to purchase. If the Company elects to purchase less than all of the Offered Shares, the Company shall deliver, within two (2) days after termination of such twenty (20) day period, a written notice to the Other Common Stockholders and the Preferred Stockholders indicating the number of Offered Shares which the Company has elected to purchase.

          (iii) The Other Common Stockholders shall thereafter have the second right and option for a period of ten (10) days after delivery to them of such notice from the Company to elect to purchase any or all of the Offered Shares which the Company did not elect to purchase on the terms and conditions specified in the Notice of Transfer. The Offered Shares which the Company did not elect to purchase shall be allocated among the Other Common Stockholders on a pro rata basis, based on the number of outstanding shares of Common Stock held by each Other Common Stockholder. Each of the Other Common Stockholders may exercise its option by


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delivering a written notice to the Company and the Selling Common Stockholder prior to the termination of such ten (10) day period specifying the number of the remaining Offered Shares such Other Common Stockholder has elected to purchase. In the event that one or more Other Common Stockholders do not elect to purchase all of the Offered Shares allocated to them, Other Common Stockholders who have elected to purchase their full allocation within the ten
(10) day period shall have an additional option, for a period of five (5) days next succeeding the expiration of the ten (10) day period, to purchase all or any part of the balance of such remaining Offered Shares on the terms and conditions set forth in the Notice of Transfer, which option shall be exercised by the delivery of written notice to the Company and the Selling Common Stockholder prior to the termination of such five (5) day period specifying the number of additional Offered Shares such Other Common Stockholder has elected to purchase. In the event there are two or more such Other Common Stockholders that choose to exercise the last-mentioned option for a total number of remaining Offered Shares in excess of the number available, the remaining Offered Shares available for each such Other Common Stockholder's option shall be allocated to such Other Common Stockholder pro rata based on the number of shares of outstanding Common Stock owned by the Other Common Stockholders so electing. If the Company and the Other Common Stockholders elect to purchase less than all of the Offered Shares, the Company shall deliver, within two (2) days after the termination of the five (5) day period discussed above, a written notice to the Preferred Stockholders indicating the number of Offered Shares which the Company and the Other Common Stockholders have elected to purchase.

          (iv) The Preferred Stockholders (for the avoidance of doubt, this group shall include the Series A Stockholders and Series B Stockholders together acting in this instance as a single class) shall thereafter have the third right and option, at their sole discretion for a period of ten (10) days after delivery to them of such notice by the Company to elect to purchase any or all of the Offered Shares which the Company and the Other Common Stockholders did not elect to purchase on the terms and conditions specified in the Notice of Transfer. The Offered Shares which the Company and the Other Common Stockholders did not elect to purchase shall be allocated among the Preferred Stockholders on a pro rata basis, based on the number of shares of Preferred Stock held by each Preferred Stockholder. Each of the Preferred Stockholders may exercise its option by delivering a written notice to the Company and the Selling Common Stockholder prior to the termination of such ten (10) day period specifying the number of the remaining Offered Shares such Preferred Stockholder has elected to purchase. In the event that one or more Preferred Stockholders do not elect to purchase all of the Offered Shares allocated to them, Preferred Stockholders who have elected to purchase their full allocation within the ten (10) day period shall have an additional option, for a period of five (5) days next succeeding the expiration of the ten (10) day period, to purchase all or any part of the balance of such remaining Offered Shares on the terms and conditions set forth in the Notice of Transfer, which option shall be exercised by the delivery of a written notice to the Company and the Selling Common Stockholder prior to the termination of such five (5) day period specifying the number of additional Offered Shares such Preferred Stockholder has elected to purchase. In the event that there are two or more such Preferred Stockholders that choose to exercise the last-mentioned option for a total number of remaining Offered Shares in excess of the number available, the remaining Offered Shares available for each such Preferred Stockholder's option shall be allocated to such Preferred Stockholder pro rata based on the number of shares of Preferred Stock owned by the Preferred Stockholders so electing. Within two (2) days following the end


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of such five (5) day period, the Company shall deliver a notice to all of the
Stockholders indicating the total number of Offered Shares which the Company, the Other Common Stockholders and the Preferred Stockholders have elected to purchase.

          3.2 Transfers by Series A Stockholders.(i) In connection with a proposed Transfer of Shares by a Series A Stockholder (the "Selling Series A Stockholder"), the Selling Series A Stockholder shall first deliver to the Company, the other Preferred Stockholders (the "Other Preferred Stockholders") and the Common Stockholders a Notice of Transfer offering to the Company, the Other Preferred Stockholders and the Common Stockholders all of the Offered Shares on the terms and conditions specified in the Notice of Transfer and in the manner set forth in this Section 3.

          (ii) The Company shall have the first right and option for a period of twenty (20) days after delivery to it of the Notice of Transfer to accept any or all of the Offered Shares on the terms and conditions specified in the Notice of Transfer. The Company may exercise its option by delivering to the Selling Series A Stockholder prior to the expiration of such twenty (20) day period a written notice specifying the number of Offered Shares which the Company has elected to purchase. If the Company elects to purchase less than all of the Offered Shares, the Company shall deliver, within two (2) days after termination of such twenty (20) day period, a written notice to the Other Preferred Stockholders and the Common Stockholders indicating the number of Offered Shares which the Company has elected to purchase.

          (iii) The Other Preferred Stockholders who are also Series A Preferred Stockholders (the "Other Series A Stockholders") shall thereafter have the second right and option for a period of ten (10) days after delivery to them of such notice from the Company to elect to purchase any or all of the Offered Shares which the Company did not elect to purchase on the terms and conditions specified in the Notice of Transfer. The Offered Shares which the Company did not elect to purchase shall be allocated among the Other Series A Stockholders on a pro rata basis, based on the number of shares of Series A Preferred Stock held by each Other Series A Preferred Stockholder. Each of the Other Series A Stockholders may exercise its option by delivering a written notice to the Company and the Selling Series A Stockholder prior to the termination of such ten (10) day period specifying the number of the remaining Offered Shares such Other Series A Stockholder has elected to purchase. In the event that one or more Other Series A Stockholders do not elect to purchase all of the Offered Shares allocated to them, Other Series A Stockholders who have elected to purchase their full allocation within the ten (10) day period shall have an additional option, for a period of five (5) days next succeeding the expiration of the ten (10) day period, to purchase all or any part of the balance of such remaining Offered Shares on the terms and conditions set forth in the Notice of Transfer, which option shall be exercised by the delivery of written notice to the Company and the Selling Series A Stockholder prior to the termination of such five (5) day period specifying the number of additional Offered Shares such Other Series A Stockholder has elected to purchase. In the event there are two or more such Other Series A Stockholders that choose to exercise the last-mentioned option for a total number of remaining Offered Shares in excess of the number available, the remaining Offered Shares available for each such Other Series A Stockholder's option shall be allocated to such Other Series A Stockholder pro rata based on the number of shares of Series A Preferred Stock owned by the Other Series A Stockholders so electing. If the Company and the Other Series A Stockholders elect to purchase less than all of the Offered


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Shares, the Company shall deliver, within two (2) days after the termination of the five (5) day period discussed above, a written notice to the Common Stockholders and to the Series B Stockholders indicating the number of Offered Shares which the Company and the Other Series A Stockholders have elected to purchase.

          (iv) The Series B Stockholders shall thereafter have the third right and option, at their sole discretion for a period of ten (10) days after delivery to them of such notice by the Company to elect to purchase any or all of the Offered Shares which the Company and the Other Series A Stockholders did not elect to purchase on the terms and conditions specified in the Notice of Transfer. The Offered Shares which the Company and the Other Series A Stockholders did not elect to purchase shall be allocated among the Series B Stockholders on a pro rata basis, based on the number of Series B Preferred shares held by each Series B Stockholder. Each of the Series B Stockholders may exercise its option by delivering a written notice to the Company and the Selling Series A Stockholder prior to the termination of such ten (10) day period specifying the number of the remaining Offered Shares such Series B Stockholder has elected to purchase. In the event that one or more Series B Stockholders do not elect to purchase all of the Offered Shares allocated to them, Series B Stockholders who have elected to purchase their full allocation with the ten (10) day period shall have an additional option, for a period of five (5) days next succeeding the expiration of the ten (10) day period, to purchase all or any part of the balance of such remaining Offered Shares on the terms and conditions set forth in the Notice of Transfer, which option shall be exercised by the delivery of a written notice to the Company and the Selling Series A Stockholder prior to the termination of such five (5) day period specifying the number of additional Offered Shares such Series B Stockholder has elected to purchase. In the event that there are two or more such Series B Stockholders that choose to exercise the last-mentioned option for a total number of remaining Offered Shares in excess of the number available, the remaining Offered Shares available for each such Series B Stockholder's option shall be allocated to such Series B Stockholder pro rata based on the number of shares of Series B Preferred Stock owned by the Series B Stockholders so electing. Within two (2) days following the end of such five (5) day period, the Company shall deliver a notice to all of the Stockholders indicating the total number of Offered Shares which the Company, the Other Series A Stockholders and the Series B Stockholders have elected to purchase.

          3.3 Transfers by Series B Stockholders. (i) In connection with a proposed Transfer of Shares by a Series B Stockholder (the "Selling Series B Stockholder"), the Selling Series B Stockholder shall first deliver to the Company a Notice of Transfer offering to the Company all of the Offered Shares on the terms and conditions specified in the manner set forth in this Section 3.

          (ii) The Company shall have the first right and option for a period of twenty-five (25) days after delivery to it of the Notice of Transfer to accept all (but not less than all) of the Offered Shares on the terms and conditions specified in the Notice of Transfer, provided, however, that the Company's acceptance of the Offered Shares may be conditioned on the Company securing financing for the purchase of the Offered Shares (on terms and conditions acceptable to the Company in its sole discretion); and provided further, that such condition be satisfied or waived no later than thirty (30) days after the Company gives notice of its acceptance of the Offered Shares. The Company may exercise its option by delivering to the Selling Series


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B Stockholder prior to the expiration of such twenty-five (25) day period a written notice stating its intent to exercise such right, provided, however, that (i) if such exercise is subject to the financing condition described above and such condition is not satisfied or waived within the thirty (30) day period described above or (ii) if Company fails to consummate the purchase of the Offered Shares on or prior to the date that is thirty (30) days after the expiration of the above-referenced twenty-five (25) day acceptance period, then, in each such case, such exercise notice shall be deemed not to have been given and the Selling Series B Stockholder shall have the right to transfer the Offered Shares pursuant to Section 3.4 below.

          (iii) If the Selling Series B Stockholder is a PCG Entity (or a Permitted Transferee thereof), the PCG Entities party to this Agreement agree, at the request of the Board, to vote the shares of Series B Preferred Stock owned by them in such a manner as to permit the Company to exercise its rights pursuant to this paragraph 3.3 in the event any approval is required for such action under Article 6, Subsection (B)(6)(a)(xx) of the Company's Third Amended and Restated Certificate of Incorporation, dated December 30, 2005.

          3.4 If not all of the Offered Shares are purchased pursuant to paragraphs 3.1, 3.2 and 3.3 above, the Selling Common Stockholder, Selling Series A Stockholder or Selling Series B Stockholder, as the case may be (such person, a "Selling Stockholder"), may Transfer to the Third Party (or in the case of Transfers by Selling Series B Stockholders, to any third party) all of the Offered Shares not purchased pursuant to paragraphs 3.1, 3.2 and 3.3 above, at a purchase price not less than the price and on terms and conditions no more favorable to the Third Party (or such other third party) than the purchase price, terms and conditions set forth in the applicable Notice of Transfer at any time within the one hundred twenty (120) day period following the expiration of the applicable acceptance periods provided in paragraph 3.1, 3.2 or 3.3 above, subject to the rights of the Stockholders (other than the Selling Stockholder) set forth in Section 4 hereof. In the event the Selling Stockholder does not Transfer to the Third Party (or such other third party) within such one hundred twenty (120) day period, the right of such Selling Stockholder to Transfer the Offered Shares shall terminate and the obligations of this Section 3 shall be reinstated with respect to the Offered Shares.

          3.5 Transfers, if any, of Offered Shares to the Company or any Stockholders pursuant to the terms of paragraph 3.1, 3.2 or 3.3 above shall be made at the registered office of the Company (or such other place as the Company may designate in writing upon three (3) days notice) on a mutually satisfactory business day within fifteen (15) days after the expiration of the applicable acceptance period provided for in paragraph 3.1 or 3.2 or within thirty (30) days after the expiration of the acceptance period in the case of paragraph 3.3. Delivery of certificates and duly executed instruments of transfer of the Offered Shares shall be made on such date against payment of the purchase price therefor, which shall be made in accordance with the terms and conditions of the Notice of Transfer. If a Selling Stockholder shall fail or refuse to Transfer any Shares to a purchaser as required hereunder, the Company may authorize any person to execute and deliver on his or its behalf the necessary Transfer documents. The Company may receive the purchase money in trust for the Selling Stockholder and cause the purchaser to be registered as the holder of the relevant Shares. The receipt by the Company of the purchase money shall be a good discharge to the purchaser (who shall not be bound to see to the application thereof). The Company shall not be obliged to earn or pay interest on any money received by it on behalf of a Selling Stockholder.


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          4. Tag-Along Right.

          4.1 Tag-Along Rights on Transfers of Common Stock. (i) Subject to
Section 4.3, in the event that the Company, the Other Common Stockholders and the Preferred Stockholders do not exercise their options to purchase all of the Selling Common Stockholder's Offered Shares, such Selling Common Stockholder shall offer each Other Common Stockholder and each Preferred Stockholder (collectively for the purposes of this paragraph 4.1, the "Remaining Stockholders"), the opportunity to require that the Transfer by the Selling Common Stockholder be conditioned upon the Third Party purchasing from such Remaining Stockholders and from the Selling Common Stockholder a pro rata portion of each such Stockholder's Shares, based upon the number of Common Stock Equivalents owned by the Selling Common Stockholder and all Remaining Stockholders exercising rights pursuant to this paragraph 4.1 (a "Tag-Along Sale"). The Remaining Stockholders may exercise this right by delivering to the Company and the Selling Common Stockholder a Tag-Along Notice in accordance with paragraph 4.1(ii) below. The Remaining Stockholders delivering such a notice are hereinafter referred to as the "Tag-Along Stockholders." In connection with a Tag-Along Sale, (i) the only representations, warranties and covenants which any Tag-Along Stockholder shall be required to make in connection with any Transfer are representations and warranties with respect to its own ownership of the Shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, its due organization (if applicable), its due authorization, execution and delivery of definitive purchase agreements (if applicable), enforceability of such purchase agreement against it and no conflict of it with such purchase agreement, and (ii) the liability of the Tag-Along Stockholder with respect to any representation and warranty made in connection with any Transfer is the several liability of such Tag-Along Stockholder (and not joint with any other person).

          (ii) The Tag-Along Stockholders may exercise their rights pursuant to clause (i) above by providing written notice (the "Tag-Along Notice") to the Company and the Selling Common Stockholder no less than thirty (30) days after the expiration of the final option election period in Section 3.1 above. The Tag-Along Notice shall set forth the number of Shares each of the Tag-Along Stockholders has elected to include in the Tag-Along Sale. The Tag-Along Notice shall constitute the Tag-Along Stockholders' binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event there is any material change in the terms and conditions of such Tag-Along Sale after the Tag-Along Notice is given, then, notwithstanding anything herein to the contrary, each Tag-Along Stockholder shall have the right to withdraw from the Tag-Along Sale with respect to all Shares affected thereby. If the Third Party does not consummate the purchase of all of the Shares requested to be included in the Tag-Along Sale on the same terms and conditions applicable to the Selling Common Stockholder, the Selling Common Stockholder shall not consummate the Transfer of any of its Shares to the Third Party. If no Tag-Along Notice is received by the Selling Common Stockholder prior to the end of the thirty (30) day period specified above, the Selling Common Stockholder shall have the right to consummate the Transfer to the Third Party, together with any Tag-Along Sale, without the participation of such Remaining Stockholders on the terms and conditions set forth in the Notice of Transfer and only if such sale is consummated within the one hundred twenty (120) day period specified in Section
3.4. If the Tag-Along Sale does not occur within such one hundred


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twenty (120) day period, the Shares that were subject to the Tag-Along Sale shall continue to be subject to all of the restrictions contained in this Agreement.

          (iii) On the date of the Tag-Along Sale, each Tag-Along Stockholder shall deliver a certificate or certificates for the Shares to be sold in connection with the Tag-Along Sale, duly endorsed for transfer, to the Third Party in the manner and at the address specified in the Tag-Along Notice against delivery of the purchase price therefor, which shall be in accordance with the terms of the Notice of Transfer; provided, however, that if the Third Party objects to the delivery of Preferred Stock in lieu of Common Stock, such Tag-Along Stockholder delivering Preferred Stock shall convert such Preferred Stock to Common Stock and deliver Common Stock to the Third Party. The Company agrees to make the conversion concurrent with the actual Transfer of Shares to the Third Party.

          4.2 Tag-Along Rights on Transfers of Series A Preferred Stock. (i) Subject to Section 4.3, in the event that the Company, the Series B Stockholders, the Other Series A Stockholders and the Common Stockholders do not exercise their options to purchase all of the Selling Series A Stockholder's Offered Shares, such Selling Series A Stockholder shall offer each other Stockholder (collectively for the purposes of this paragraph 4.2, the "Remaining Stockholders"), the opportunity to require that the Transfer by the Selling Series A Stockholder be conditioned upon the Third Party purchasing from such Remaining Stockholders and from the Selling Preferred Stockholder a pro rata portion of each such Stockholder's Shares, based upon the number of Common Stock Equivalents owned by the Selling Preferred Stockholder and all Remaining Stockholders exercising rights pursuant to this paragraph 4.2 (a "Preferred Tag-Along Sale"). The Remaining Stockholders may exercise this right by delivering to the Company and the Selling Series A Stockholder a Preferred Tag-Along Notice in accordance with paragraph 4.2(ii) below. The Remaining Stockholders delivering such a notice are hereinafter referred to as the "Tag-Along Preferred Stockholders." In connection with a Preferred Tag-Along Sale, (i) the only representations, warranties and covenants which any Tag-Along Preferred Stockholder shall be required to make in connection with any Transfer are representations and warranties with respect to its own ownership of the shares of Preferred Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, its due organization (if applicable), its due authorization, execution and delivery of definitive purchase agreements (if applicable), enforceability of such purchase agreement against it and no conflict of it with such purchase agreement, and
(ii) the liability of the Tag-Along Preferred Stockholder with respect to any representation and warranty made in connection with any Transfer is the several liability of such Tag-Along Preferred Stockholder (and not joint with any other person).

          (ii) The Tag-Along Preferred Stockholders may exercise their rights pursuant to clause (i) above by providing written notice (the "Preferred Tag-Along Notice") to the Company and the Selling Series A Stockholder no less than thirty (30) days after the expiration of the final option election period in Section 3.2 above. The Preferred Tag-Along Notice shall set forth the number of shares of Series A Preferred Stock each of the Tag-Along Preferred Stockholders has elected to include in the Preferred Tag-Along Sale. The Preferred Tag-Along Notice shall constitute the Tag-Along Preferred Stockholders' binding agreement to sell the Shares specified in the Preferred Tag-Along Notice on the terms and conditions applicable to the Preferred Tag-Along Sale; provided, however, that in the event there is any material change in the terms and conditions of such Preferred Tag-Along Sale after the Preferred Tag-Along Notice is given, then, notwithstanding anything herein to the contrary, each Tag-Along Preferred Stockholder shall have the right to withdraw from the Preferred Tag-Along Sale with respect to all Shares affected thereby. If the Third Party does not consummate the purchase of all of the Shares requested to be included in the Preferred Tag-Along Sale on the same terms and conditions applicable to the Selling Series A Stockholder, the Selling Series A Stockholder shall not consummate the Transfer of any of its shares of Series A Preferred Stock to the Third Party. If no Preferred Tag-Along Notice is received by the Selling Series A Preferred Stockholder prior to the end of the thirty
(30) day period specified above, the Selling Series A Preferred Stockholder shall have the right to consummate the Transfer to the Third Party, together with any Preferred Tag-Along Sale, without the participation of such Remaining Stockholders on the terms and conditions set forth in the Notice of Transfer and only if such sale is consummated within the one hundred twenty (120) day period specified in Section 3.4. If the Preferred Tag-Along Sale does not occur within such one hundred twenty (120) day period, the shares of Preferred Stock that were subject to the Preferred Tag-Along Sale shall continue to be subject to all of the restrictions contained in this Agreement.

          (iii) On the date of the Preferred Tag-Along Sale, each Tag-Along Preferred Stockholder shall deliver a certificate or certificates for the shares of Preferred Stock to be sold in connection with the Preferred Tag-Along Sale, duly endorsed for transfer, to the Third Party in the manner and at the address specified in the Preferred Tag-Along Notice against delivery of the purchase price therefor, which shall be in accordance with the terms of the Notice of Transfer.

          4.3 Tag-Along Rights on Transfers of Series B Preferred Stock. (i) Notwithstanding the provisions of Sections 4.1 and 4.2, in the event that one or more Series B Stockholders (whether individually or together with one or more Common Stockholders or Series A Stockholders (collectively, the "Majority Selling Stockholders")) propose to Transfer Shares which (together with the Shares, if any, then held by the proposed purchaser(s))represent 50% or more of the then outstanding Common Stock of the Company on an as converted basis, to any Person in one transaction or a series of related transactions, the other Stockholders of the Company (collectively for the purposes of this paragraph 4.3, the "Remaining Stockholders") shall have the opportunity to require that the Transfer by the Majority Selling Stockholders be conditioned upon the purchaser purchasing from such Majority Selling Stockholders and from the Remaining Stockholders a pro rata portion of each such Stockholder's Shares, based on the number of Common Stock Equivalents owned by the Majority Selling Stockholders and all of the remaining Stockholders exercising their rights pursuant to paragraph 4.2 (a "Series B Tag-Along Sale"). The Remaining Stockholders may exercise this right by delivering to the Company and the Majority Selling Stockholder a Series B Tag-Along Notice in accordance with
Section 4.3(ii) below. The Remaining Stockholders delivering such a notice are hereinafter referred to as the "Tag-Along Series B Stockholders." In connection with a Series B Tag-Along Sale, (i) the only representations, warranties and covenants which any Tag-Along Series B Stockholder shall be required to make in connection with any Transfer are representations and warranties with respect to its own ownership of the shares of stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, its due organization (if applicable), its due authorization, execution and delivery of definitive purchase agreements (if applicable), enforceability of such purchase agreement against it and no conflict of it with such purchase agreement, and (ii) the liability of the Tag-Along Series B Stockholder with respect to any representation and warranty made in connection with any Transfer is the several liability of such Tag-Along Series B Stockholder (and not joint with any other person); provided, however, that the foregoing shall not limit the obligations of the Tag-Along Series B Stockholders under, and such Tag-Along Series B Stockholders hereby expressly agree to be bound by and subject to, any escrow or other holdback arrangement (on a pro rata basis based on the amount of consideration to be received by the Majority Selling Stockholders and the Tag-Along Series B Stockholders in such transaction) provided for in the transaction documents for such transaction so long as the liability of such Stockholder under such escrow or other holdback arrangement does not exceed the amount of proceeds received by such Stockholder in such transaction.

          (ii) The Tag-Along Series B Stockholders may exercise their rights pursuant to clause (i) above by providing written notice (the "Series B Tag-Along Notice") to the Company and the Majority Selling Stockholders no less than thirty (30) days after the expiration of the final option election period in Section 3.3 above. The Series B Tag-Along Notice shall set forth the number of shares of stock each of the Tag-Along Series B Stockholders has elected to include in the Series B Tag-Along Sale (subject to the limitations in the paragraph 4.3(ii)). The Series B Tag-Along Notice shall constitute the Tag-Along Series B Stockholders' binding agreement to sell the shares of stock specified in the Series B Tag-Along Notice on the terms and conditions applicable to the Series B Tag-Along Sale (but subject to the allocation and other provisions of paragraph 4.3(iii)); provided, however, that in the event there is any material change in the terms and conditions of such Series B Tag-Along Sale after the Series B Tag-Along Notice is given, then, notwithstanding anything herein to the contrary, each Tag-Along Series B Stockholder shall have the right to withdraw from the Series B Tag-Along Sale with respect to all shares of stock affected thereby. If the purchaser purchasing from the Majority Selling Stockholders does not consummate the purchase of all of the shares of stock requested to be included in the Series B Tag-Along Sale as contemplated in this paragraph 4.3, the Majority Selling Stockholders shall not consummate the Transfer of any of their shares of stock to such purchaser. If no Series B Tag-Along Notice is received by the Majority Selling Stockholders prior to the end of the thirty
(30) day period specified above, the Majority Selling Stockholders shall have the right to consummate the Transfer to such purchaser, together with any Series B Tag-Along Sale, without the participation of the Remaining Stockholders who did not so deliver a Series B Tag-Along Notice on the terms and conditions set forth in the Notice of Transfer and only if such sale is consummated within the one hundred twenty (120) day period specified in Section 3.3. If the Series B Tag-Along Sale does not occur within such one hundred twenty (120) day period, the shares of stock that were subject to the Series B Tag-Along Sale shall continue to be subject to all of the restrictions contained in this Agreement.

          (iii) On the date of the Series B Tag-Along Sale, each Tag-Along Series B Stockholder shall deliver a certificate or certificates for the shares of stock to be sold in connection with the Series B Tag-Along Sale, duly endorsed for transfer, to the purchaser purchasing from the Majority Selling Stockholders in the manner and at the address specified in the Series B Tag-Along Notice against delivery of the purchase price therefor, which shall be in accordance with the terms of the Notice of Transfer.

          (iv) At the closing of a Series B Tag-Along Sale, the proceeds from such Series B Tag-Along Sale (the "Series B Tag-Along Proceeds") shall be distributed among the

Majority Selling Stockholders and the Tag-Along Series B Stockholders as provided in this clause (iv) unless all of the Majority Selling Stockholders and Tag-Along Series B Stockholders agree otherwise. The Series B Tag-Along Proceeds shall be applied among the holders of each class of Shares sold in the relevant Series B Tag-Along Sale as if (i) the Series B Tag-Along Sale were treated as a liquidation of the Company pursuant to Section 2 of Article III of the Company's Third Amended and Restated Certificate of Incorporation and, (ii) all Series B Tag-Along Proceeds were distributed to the Company's Stockholders in such liquidation, and (iii) the only Shares of the Company then outstanding were the Shares being sold in the Tag-Along Sale; provided, however, that if the Tag-Along Sale is also a Qualified Sale, the proceeds shall be allocated among all the Shares sold in the Series B Tag-Along Sale on an as converted basis.

          4.4 The exercise or non-exercise of the rights of the Stockholders hereunder to participate in one or more Transfers of a the Selling Stockholder shall not adversely affect their rights to participate in subsequent Transfers of Shares subject to the restrictions set forth in this Agreement.

          5. Exempt Transfers.

          5.1 Notwithstanding the foregoing, the restrictions on transfer, rights of first refusal and tag-along rights set forth in Sections 2, 3 and 4 of this Agreement shall not apply to: (i) any transfer by a Preferred Stockholder, if an entity, to its officers, Affiliates, members (or members of its members), shareholders, any general or limited partners (or to the direct or indirect shareholders, general or limited partners or members of any of the foregoing), or to any Affiliate of any of the foregoing (including any direct or indirect majority-owned subsidiary), (ii) any transfer by any Stockholder to a Permitted Transferee, or (iii) any distribution or transfer of Common Stock by the Trust to the Trust Beneficiaries; provided that in the event any such transfer is made to any such Person, Trust Beneficiary, or a Permitted Transferee, (A) such Person, Trust Beneficiary, or the Permitted Transferee shall inform the Company of such transfer or gift prior to effecting it and (B) such Person, Trust Beneficiary, or the Permitted Transferee shall furnish the Stockholders and the Company with a written agreement to be bound by and comply with all provisions of this Agreement and the Registration Rights Agreement to the same extent as the transferor. Any purported transfer in violation of this Section 5.1 shall be void ab initio. Upon such exempt transfer, the Person, Trust Beneficiary, or Permitted Transferee shall have all of the rights, benefits and obligations of a Stockholder under this Agreement and the Registration Rights Agreement.

          5.2 Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 3 and 4 shall not apply to the sale of any Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

          5.3 This Agreement is subject to and shall in no manner limit any right the Company may have to repurchase securities from any Stockholder pursuant to a stock restriction agreement or other agreement between the Company and such Stockholder in connection with his or her employment with the Company or any Affiliate of the Company. In the event of a right of first refusal held by the Company on Shares held by any Stockholder, the right of refusal and tag-along provisions shall apply upon the expiration of the right of first refusal held by the Company.

          6. Drag-Along Rights.

          6.1 (i) Each of the Stockholders agrees to hold all Shares registered in its name or beneficially owned by it as of the date hereof and any and all Shares legally or beneficially acquired by it after the date hereof subject to, and to vote such Shares in accordance with, the provisions of this Section 6. Each of the Stockholders further agrees that such Stockholder has not and shall not enter into any agreement (other than an amendment of this Agreement pursuant to Section 11.2 hereof) which conflicts with the provisions of this Section 6.

               (ii) In the event there shall be authorized an Approved Transaction (as such term is defined in Section 6.2 below), each Common Stockholder and each Preferred Stockholder shall (a) vote all of its shares of Common Stock and Preferred Stock, as the case may be, in favor of such Approved Transaction, to the extent a vote of the Common Stockholders and/or Preferred Stockholders (voting either as a single class or as separate classes) is required for the consummation of the transaction and (b) transfer all of its shares of Common Stock and Preferred Stock, as the case may be, to the purchaser or purchasers in such Approved Transaction upon the terms and conditions of such Approved Transaction.

               (iii) In negotiating an Approved Transaction, the Company shall provide (A) that the only representations, warranties and covenants which each Stockholder shall be required to make in connection with any Transfer are representations and warranties with respect to its own ownership of its Shares, its ability to convey title thereto free and clear of liens, encumbrances or adverse claims (if applicable), its due organization (if applicable), its due authorization, execution and delivery of definitive purchase agreements (if applicable), and enforceability of such purchase agreement against it, (B) that the liability of the Stockholders with respect to any representation and warranty made in connection with any Transfer is the several liability of such Stockholders (and not joint with any other person) and (C) none of the Stockholders shall be required to provide any indemnification to anyone in connection with the transaction (other than indemnification for damages resulting from the breach of any representations or warranties made by such Stockholders); provided, however, that the foregoing shall not limit the obligations of the Stockholders under, and such Stockholders hereby expressly agree to be bound by and subject to, any escrow or other holdback arrangement (on a pro rata basis based on the amount of consideration to be received by each such Stockholder in such transaction) provided for in the transaction documents for such transaction so long as the liability of such Stockholder under such escrow or other holdback arrangement does not exceed the amount of proceeds received by such Stockholder in such Approved Transaction.

               (iv) Each Stockholder hereby grants to the Chief Executive Officer of the Company or other person appointed by the Board an irrevocable proxy, coupled with an interest, to vote such Shares in accordance with this
Section 6, and hereby appoints the Chief Executive Officer or such other appointee, its attorney in fact, with full power and authority to take any and all actions on such Stockholder's behalf as may be necessary to approve and consummate transactions approved pursuant to this provision in the event that such party fails or refuses to vote or sell its Shares as required by this
Section 6.

               At the closing of any Approved Transaction, each of the parties to this Agreement shall (A) execute and deliver such instruments of conveyance and transfer and take such other actions, including executing any purchase agreement, merger agreement or related documents, which the Company may reasonably request to consummate the Approved Transaction and (B) deliver, against receipt of the consideration payable in such transaction, certificates representing the Shares which such party holds of record or beneficially, with all endorsements necessary for transfer. In the event that any Stockholder fails or refuses to comply with the provisions of this Section 6, the Company and the purchaser in such transaction, at their option, may elect to proceed with such transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such party, the rights of any such party with respect to the Shares of such party shall cease.

          6.2 Approved Transaction. For purposes of this Section 6, the term "Approved Transaction" shall mean the following:

               (i) a proposed sale, transfer or other disposition of all or substantially all of the assets and properties of the Company to, or the proposed entry into any merger or consolidation agreement with, any Third Party, whether in a single transaction or series of related transactions, which results in the holders of the outstanding voting power of the Company immediately prior to such transaction or series of transactions owning less than a majority of the outstanding voting securities in the continuing or surviving company or entity following such transaction or transactions; provided, however, that (A) if such transaction or transactions would result in gross proceeds (in cash or Liquid Securities) to the holders of Series B Preferred Stock (prior to the deduction of the fees and expenses incurred by such holder in connection with such transaction or transactions and prior to any deduction for any withholdings or similar taxes applicable to such holder on account of such transaction) of less than $4.03 per share of Series B Preferred Stock or, if the Series B Preferred Stock is to be converted into Common Stock, Common Stock (subject to adjustment of such amount for any stock splits, stock dividends, combinations, recapitalizations and the like), the transaction shall have been approved by the Board of Directors of the Company and the Majority of Series B Preferred Stock;
(B) if such transaction or transactions would result in gross proceeds (in cash or Liquid Securities to the holders of Series B Preferred Stock (prior to the deduction of the fees and expenses incurred by such holder in connection with such transaction or transactions and prior to any deduction for any withholdings or similar taxes applicable to such holder on account of such transaction) of $4.03 per share or greater of Series B Preferred Stock or, if the Series B Preferred Stock is to be converted to Common Stock, Common Stock (subject to adjustment of such amount for any stock splits, stock dividends, combinations, recapitalizations and the like), the transaction shall have been approved by (1) the Board of Directors, including no less than two directors elected by the holders of the Common Stock (the "Common Stock Directors") (provided, however, that such action shall only require the approval of not less than one of the Common Stock Directors (in addition to the approval of the Board of Directors) (other than the Common Stock Director nominated by OHB Technologies AG or its Affiliates pursuant to the Second Amended and Restated Common Stock Voting Agreement, dated December 30, 2005, among the Company and certain holders of the Company's Common Stock (the "Common Stock Voting Agreement")) where the principal business of the acquiror is the construction and/or launch of satellites; and provided further, however, that if three of the Common Stock Directors abstain from voting on the transaction, such action shall require (in addition to the approval of the Board of Directors) the approval of only the Common Stock Director voting on such actions; and provided further, however, that all of the Common Stock Directors abstain from voting on the transaction, such action shall require the approval of only the Board of Directors and shall not require the approval of any Common Stock Director), and (2) by the Majority of Series B Preferred Stock, or (C) if the transaction is a Qualified Sale, the transaction shall have been approved by the Board of Directors of the Company; or

               (ii) a proposed sale, transfer or exchange of all of the Company's outstanding capital stock to a Third Party, whether in a single transaction or series of related transactions, for cash or, in the case of a stock-for-stock transaction, which results in the holders of the outstanding voting power of the Company immediately prior to such transaction or series of transactions owning less than a majority of the outstanding voting securities for the election of directors in the continuing or surviving company or entity following such transaction or transactions; provided, however, that (A) if such transaction or transactions would result in gross proceeds (in cash or Liquid Securities) to the holders of Series B Preferred Stock (prior to the deduction of the fees and expenses incurred by such holder in connection with such transaction or transactions and prior to any deduction for any withholdings or similar taxes applicable to such holder on account of such transaction) of less than $4.03 per share of Series B Preferred Stock or, if the Series B Preferred Stock is to be converted into Common Stock, Common Stock (subject to adjustment of such amount for any stock splits, stock dividends, combinations, recapitalizations and the like), the transaction shall have been approved by the Board of Directors of the Company and the Majority of Series B Preferred Stock or (B) if such transaction or transactions would result in gross proceeds (in cash or Liquid Securities) to the holders of Series B Preferred Stock (prior to the deduction of the fees and expenses incurred by such holder in connection with such transaction or transactions and prior to any deduction for any withholdings or similar taxes applicable to such holder on account of such transaction) of $4.03 per share or greater of Series B Preferred Stock or, if the Series B Preferred Stock is to be converted to Common Stock, Common Stock (subject to adjustment of such amount for any stock splits, stock dividends, combinations, recapitalizations and the like), the transaction shall have been approved by a majority of the Board of Directors of the Company, including no less than two directors elected by the holders of the Common Stock (the "Common Stock Directors") (provided, however, that the such action shall only require approval of one (1) of the Common Stock Directors (in addition to the approval of the Board of Directors) (other than the Common Stock Director nominated by OHB Technologies AG) or its Affiliates pursuant to the Common Stock Voting Agreement) where the principal business of the acquiror is the construction and/or launch of satellites; and provided further, however, that if three of the Common Stock Directors abstain from voting on the transaction, such action shall only require (in addition to the approval of the Board of Directors) the approval of the Common Stock Director voting on such actions; and provided further, however, that all of the Common Stock Directors abstain from voting on the transaction, such action shall only require the approval of the Board of Directors and shall not require the approval of any Common Stock Director), and the Majority of Series B Preferred Stock, or (C) if the sale is a Qualified Sale, the transaction shall have been approved by a majority of the Board of Directors of the Company.

               (iii) In the event any consideration paid in any transaction described in (i) or (ii) above consists of Liquid Securities, the value of such consideration shall be determined in the manner provided in Article III, Subsection 2(c)(ii)(A) of the Company's Third Amended and Restated Certificate of Incorporation, dated December 30, 2005.

          7. Additional Transfer Limitations.

          7.1 Legend. Each certificate representing Shares now or hereafter owned by a Stockholder or issued to any person in connection with a transfer permitted hereunder shall be endorsed with the following legend:

     "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

          7.2 Stop Transfer. The Stockholders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 7.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

          8. Additional Parties. The Company and the Stockholders agree that, as a condition to the issuance, sale or transfer of Shares to any Person, the Company and the Stockholders, as appropriate, will require that such Person execute a counterpart of this Agreement as a "Stockholder" and such Person's shares of capital stock shall thereafter constitute "Shares" for purposes of this Agreement, unless the Board of Directors of the Company determines otherwise.

          9. Qualified IPO. Subject to clause (b) below, each of the Stockholders agrees that, in the event the Board of Directors of the Company shall have authorized the Company to file, and the Company shall have filed, a registration statement for an initial public offering of the Common Stock which is reasonably expected to lead to the consummation of a Qualified Public Offering (as such term is defined in the Third Amended and Restated Certificate of Incorporation of the Company), such Stockholder shall reasonably cooperate with the Company to, do and perform, or cause to be done and performed, all such reasonable and customary acts and things (including voting such Stockholder's Shares at a meeting of Stockholders), and shall execute and deliver all such reasonable and customary agreements, certificates, consents, instruments and documents, as the Board of Directors shall reasonably request and determine are reasonably necessary (based on advice from legal counsel or the investment banking firms acting as book-running underwriters for such offering) for consummating such Qualified Public Offering; provided, however, that if the Company shall subsequently abandon such proposed public offering or fail to consummate such public offering within one hundred eighty (180) days of the filing of the registration statement, each of the Stockholders agrees to promptly do and perform, or cause to be done or performed, all such acts and things (including voting such Stockholder's Shares at a meeting of Stockholders), and shall execute and deliver, all such agreements, certificates, consents, instruments and documents as shall be reasonably necessary or advisable to reverse and undo any action taken in contemplation of such proposed public offering, if any.

          (b) Notwithstanding the foregoing, nothing in this Section 9 shall require any holder of Series B Preferred Stock to agree to, approve or otherwise vote in favor of (i) any amendment to the Company's Third Amended and Restated Certificate of Incorporation (as it may be further amended or restated from time to time, the "Restated Certificate") that does not provide for its effectiveness to be conditioned upon or delayed until the closing of a Qualified Public Offering, (ii) any amendment to the Restated Certificate, irrespective of the filing or effective date, that would adversely affect any economic rights of a holder of Series B Preferred Stock (other than effects on economic rights resulting from the actual consummation of a Qualified Public Offering under the existing terms of the Restated Certificate), including economic rights relating to the conversion of Series B Preferred Stock (such as the right to receive accrued and unpaid dividends upon such conversion), (iii) any amendment or waiver of the provisions of the Purchase Agreement, the Registration Rights Agreement, this Agreement, or the Second Amended and Restated Preferred Stock Voting Agreement, dated the date hereof, among the Company and certain of the holders of the Company's Preferred Stock (the "Preferred Stock Voting Agreement"), (iv) any action that would require the resignation of or would otherwise result in the removal of any director designated by such holder of Series B Preferred Stock, (v) any of the actions or matters described in Section
(6)(a) of Article III of the Restated Certificate, other than actions or matters to the extent covered by the Designated Clauses (as defined below) (and not by other clauses of such Section 6(a)) that (1) the Board reasonably determines (based on advice of legal counsel or the investment banking firms acting as book-running underwriters for the Qualified Public Offering) are necessary to consummated a Qualified Public Offering and (2) are not taken or consummated prior to or are conditioned on the consummation of a Qualified Public Offering, or (vii) any agreement, undertaking or other action that would impose any liability (including any contingent liability) on such holder of Series B Preferred Stock or would otherwise require such holder of Series B Preferred Stock to assume any liability (including any contingent liability) or make any payments of any kind.

               "Designated Clauses" means the following clauses in Section 6(a) of Article III of the Restated Certificate: clauses (ix), (x), (xi), (xix) and
(xxi) (but only to the extent that the matter covered by clause (xxi) does not adversely affect any economic rights of a holder of the Series B Preferred Stock).

          10. Financial Statements and Other Information.

          10.1 The Company shall deliver to each Stockholder holding (together with all of such Stockholder's Affiliates) at least four percent (4%) of the Common Stock Equivalents then outstanding:

               (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied; and

               (ii) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter and a quarterly budget and cash flow projections used in the normal management of the Company's affairs;

               (iii) within 30 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year and a monthly budget and cash flow projections used in the normal management of the Company's affairs;

               (iv) as soon as available, but in any event 30 days prior to the commencement of each new fiscal year, an operating plan, budget and projected financial statements, including the Company's revenues, expenses and cash position on a quarter-to-quarter basis, for such fiscal year;

               (v) within five days after the Company learns of any material claim or commencement of any legal or equitable proceeding, written notice of such claim or proceeding;

               (vi) within five days of discovery, notice of any material default in any material agreement to which the Company is a party;

               (vii) upon transmission, copies of all reports and communications with any other class or series of the Company's securities, or any communication to or from the Commission (other than Regulation D and similar routine exemption filings); and

               (viii) with reasonable promptness, such other information and data as such Preferred Stockholder may from time to time reasonably request.

          10.2 The foregoing financial statements shall be prepared on a consolidated basis with the Company's subsidiaries. The financial statements delivered pursuant to clauses (ii) and (iii) of Section 10.1 shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

          11. Term and Termination.

          11.1 Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

               (a) the effective time of the closing of the initial public offering (as such term is defined in the Company's Second Amended and Restated Registration Rights Agreement of even date herewith);

               (b) the effective time of the closing of a sale, lease or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 11.1(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; and

               (c) the date of termination as determined in accordance with
          Section 12.2.

          12. Miscellaneous.

          12.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to principles of conflicts of laws.

          12.2 Amendment and Waiver. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, the holders of no less than two-thirds of the Series B Preferred Stock, the holders of a majority of the Preferred Stock (voting as a single class) and the holders of a majority of the Common Stock, provided, however (a) Exhibits A, B or C hereto may be amended by the Company from time to time to add information regarding additional Stockholders made party to this Agreement pursuant to
Section 8 hereof or otherwise, (b) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion (it being agreed that a waiver or amendment of the provisions of this Agreement shall be deemed to apply to all Stockholders in the same fashion if such waiver or amendment does so by its terms, notwithstanding the fact that certain Stockholders are affected differently by virtue of differences in their shareholdings) and (c) that the Company may amend or supplement this Agreement without the consent of any of the Stockholders to cure or correct immaterial errors and omissions (such as typographical errors or the names and titles of signatories) provided that such amendments or supplements do not adversely affect any Stockholder's rights hereunder. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section
12.2 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          12.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

          12.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day,
(iii) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page to this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the Company.

          12.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          12.6 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein and except for the letter dated of even date herewith between the Company, PCG Satellite Investments, LLC, MH Investors Satellite LLC and certain other Stockholders.

          12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.8 Conflicting Agreements. Each Stockholder represents and warrants to the Company and the other Stockholders that it is not a party to or bound by any agreement relating to the voting of its Shares or that otherwise directly or indirectly conflicts with the provisions of this Agreement, other than the Preferred Stock Voting Agreement and the Common Stock Voting Agreement of even date herewith. The Stockholders agree not to enter into any agreement with any other Stockholder relating to the voting of Shares, and agree not to amend the Preferred Stock Voting Agreement or the Common Stock Voting Agreement, on terms that conflict with the terms of this Agreement. In the event of a conflict between the provisions of this Agreement and the provisions of any other agreement to which any Stockholder is bound, then, as among parties to this Agreement, the terms of this Agreement shall control.

          12.9 Effective Time. This Agreement shall come into effect upon the Initial Closing (as defined in the Purchase Agreement).

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholders Agreement as of the date above first written.

                                        ORBCOMM INC.


                                        By: /s/ Jerome B. Eisenberg
                                            ------------------------------------
                                        Name: Jerome B. Eisenberg
                                        Title: Chief Executive Officer

   (Signature page to the Second Amended and Restated Stockholders Agreement)
               (Additional Counterpart Signature Pages to Follow)

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: 346 Hillcrest F&F Partners LLC
                         (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________


Signed by:


/s/ Jerome B. Eisenberg
-------------------------------------
Name:
Title:

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: Jerome B. Eisenberg
                       (please print)

Notice Address for Investor: __________________________
          (please complete)  __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Jerome B. Eisenberg
-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: Don Franco
                  (please print)

Notice Address for Investor: __________________________
          (please complete)  __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Don Franco
-------------------------------------
Name:
Title:

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: M H Investors ORBCOMM LLC
                     (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Ronald Gerwig
-------------------------------------
Name: Ronald Gerwig
Title: Asst Treasurer

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: Northwood Capital Partners LLC
                     (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Henry T. Wilson
-------------------------------------
Name: Henry T. Wilson
Title: Managing Director

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: Northwood Ventures LLC
                  (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Henry T. Wilson
-------------------------------------
Name: Henry T. Wilson
Title: Managing Director

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: OHB Technology AG
                  (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Marco Fuchs
-------------------------------------
Name:
Title:

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: ORBCOMM Asset Holdings Ltd.
                   (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Don Franco
-------------------------------------
Name:
Title:

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: ORBCOMM Deutschland AG
                          (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Marco Fuchs
-------------------------------------
Name:
Title:

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED
             STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005,
   AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC.,
              DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC.,
            ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: PCG Satellite Investments, LLC
                      (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

BY: CALPERS/PCG CORPORATE PARTNERS LLC
    A DELAWARE LIMITED LIABILITY COMPANY
ITS: MANAGING MEMBER

BY: PCG CORPORATE PARTNERS INVESTMENTS LLC
ITS: MANAGER

BY: PACIFIC CORPORATE GROUP HOLDINGS, LLC
ITS: MANAGING MEMBER

Signed by:


/s/ Tim Kelleher
-------------------------------------
Name: Tim Kelleher
Title: Managing Director

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED
      STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE
          AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC.,
              DATED AS OF NOVEMBER 18, 2005, BETWEEN ORBCOMM INC.,
            ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: Richard K. Webel Trust
                      (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Peter G. Schiff
-------------------------------------
Name: P. G. Schiff
Title: Trustee

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED
      STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE
          AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC.,
              DATED AS OF NOVEMBER 18, 2005, BETWEEN ORBCOMM INC.,
            ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: Ridgewood Satellite LLC
                     (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Leslie W. Golden
-------------------------------------
Name: Leslie W. Golden
Title: Managing Director

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: SES Participations S.A.
                   (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Robert Bednarek
-------------------------------------
Name:
Title:

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: SK Partners
                    (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ Peter G. Schiff
-------------------------------------
Name: P. G. Schiff
Title: Gen Partner

    THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005, AMENDING THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005,
 BETWEEN ORBCOMM INC., ITS COMMON STOCKHOLDERS AND ITS PREFERRED STOCKHOLDERS.

Name of Investor: H. Steininger
                      (please print)

Notice Address for Investor: __________________________
           (please complete) __________________________
                             __________________________
                  Facsimile: __________________________

Signed by:


/s/ H. Steininger
-------------------------------------
Name:
Title:

Second Amended and Restated Stockholders Agreement

                                    EXHIBIT A

                          LIST OF SERIES B STOCKHOLDERS

          NAME OF STOCKHOLDER              SHARES
          -------------------             ---------
OHB Technology A.G                          997,270
Ridgewood Satellite LLC                   2,481,389
Northwood Ventures LLC                      416,876
Northwood Capital Partners LLC               79,404
Denis Nayden                                 52,109
Gene Song                                       248
Hoboken Partners 1 LLC                       37,220
Mark Sullivan                                60,049
Estrin New Ventures LLC                      12,903
Nakoma Investments LLC                       24,813
Bert Cohen                                   38,461
Bukfenc Inc.                                 12,406
Mary Higgins Clark                           18,610
William Vanden Heuvel                        28,784
Michael Friedman                             27,791
Steven G Chrust                               1,240
Henning Melchers                             24,813
Albert Nickel                                23,076
Hans Hoffmann                                 3,970
Edmund B. Greene                              4,962
Philip Lodewick                              14,392
Elizabeth Steele                             12,406
SK Partners                                  12,406
E. Bulkeley Griswold                          8,684
William Jaffe                                 6,203
Andre-Michael Schultz                        16,377
Steven Chrust IRA                             9,925
Shippan Fund LLC                              9,677
Mike Sullivan                                 9,925
Christopher Lust                              9,925
Jerry Kay                                     6,203
Murray Slimowitz IRA                          2,977
Liza Chrust, Chrust 2001 Business Trust       1,488
Eve Chrust, Chrust 2001 Business Trust        1,488
Richard K. Webel Trust                        2,481
Arthur Bahr                                   3,473
E. Bulkeley Griswold IRA                      2,481

Robert Loud IRA                               2,977
Marble Arch Group Ltd.                      124,069
346 Hillcrest F & F Partners LLC            248,138
Orbcomm Venture, LLC                        307,692
John D. Curtis Revocable Trust              428,039
Dwaine and Cynthia Willet                   428,039
Investment Partners of Orlando LLP          117,866
MH Investments Satellite LLC              3,722,084
PCG Satellite Investments, LLC            7,836,228

                                    EXHIBIT B

                          LIST OF SERIES A STOCKHOLDERS

     NAME OF PREFERRED STOCKHOLDER          SHARES
     -----------------------------        ---------
Albert Nickel                                70,373
A. Alex Porter                              149,402
Arthur Bahr                                  10,553
Bert Cohen                                  117,400
Bukfenc Inc.                                 94,992
Christopher Lust                             21,107
Crystal Lake Partners                        92,201
Daniel Sullivan                              42,213
Denis Nayden                                158,453
Don Franco                                  361,131
Doug Jones                                    9,673
E. Anderson Griswold IRA                     22,867
E. Bulkeley Griswold                         41,343
E. Bulkeley Griswold IRA                      9,673
Edmund B. Greene                             51,015
Elizabeth Steele                             50,666
Estrin New Ventures LLC                     114,875
Eve Chrust, Chrust 2001 Business Trust        5,102
Hans Steininger                              99,542
Hyung-Jin Song                               61,909
Henry Wilson                                 15,834
Hoboken Partners 1 LLC                      106,449
James Higby                                  38,694
Jeffrey Riecker                              11,673
Jerome B. Eisenberg                         333,425
Jerry Kay                                    19,241
Joel Friedman                                 8,802
John Connelly                                50,310
John Levinson                                84,429
Liza Chrust, Chrust 2001 Business Trust       5,102
Marc Eisenberg                               21,108
Marilyn Gordon                               17,941
Mark Sullivan                               182,961
Mary Higgins Clark                          100,257
Michael Friedman                             84,429
Mike Sullivan                                22,868
Miller & Wrubel Asset Company                94,878
Nakoma Investments LLC                      142,499
Northwood Capital Partners LLC              283,123
Northwood Ventures LLC                    1,328,377

Oakwood Capital LLC                          47,494
OHB Technology A.G                        1,844,314
Patrick A. Clifford                          29,020
Paul Masters IRA                             77,387
Phillip Lodewick                             43,973
Richard K. Webel Trust                       10,553
Ridgewood Satellite LLC                   2,256,856
Robert Loud IRA                               9,673
Robert Schultz                               43,251
Ron & Marilyn Gordon, JTWROS                 17,934
Sagamore Hill Hub Fund Ltd.               1,504,571
SES Global Participations S.A             3,000,001
Shippan Fund LLC                             29,909
SK Partners                                  42,213
Murray Slimowitz IRA                          9,673
Steven Chrust                                 3,870
Steven Chrust IRA                            30,515
William Jaffe                                40,463
William Vanden Heuvel                        87,394
John & Mary Franco                           34,180
Walter H. Sonnenfeldt                        35,211
Henning Melchers                             25,799
Hans E.W. Hoffmann                           10,744
Emmett Hume IRA                              75,915
David D. Hume Trust                          65,140
Cara L. Hume Trust                           65,140
Andre-Michael Schultz                        20,337
Mark & Joan Goldstein                        20,000
Emmett Hume                                   5,281
Cynthia Eisenberg                            30,000

                                    EXHIBIT C

       NAME OF COMMON STOCKHOLDER            SHARES
       --------------------------          ---------
John & Mary Franco, Tenants in Common        325,820
Don Franco                                 1,408,766
Jerome B. Eisenberg                          622,019
OHB Technology A.G.                        1,182,100
Liquidating Trust of Orbcomm Global L.P.     500,000
ORBCOMM Asset Holdings Ltd.                1,714,526
Orbcomm Asia Limited                       1,179,882
Walter H. Sonnenfeldt                         69,041
Miller & Wrubel Asset Company                 60,035
ORBCOMM Deutschland A.G.                     114,835
Hyung-Jin Song                               201,087
James Eagan                                   90,804
Northwood Ventures LLC                       255,151
Northwood Capital Partners LLC                45,027
Hans Steininger                              165,097
Gruenwald Equity Partners GmbH               120,071
Henning Melchers                              90,053
Andre-Michael Schultz                         30,018
Deiter Berghoefer                             90,053
Hans E. W. Hoffmann                           60,035
Korea Orbcomm Ltd.                            97,965
Kenneth Rind                                  64,516
Transport International Pool, Inc.            48,125

                                    EXHIBIT D

                  SCHEDULE OF MEMBERS OF ORBCOMM ASSET HOLDINGS

          SHAREHOLDER             SHARES
          -----------            --------
Don Franco                       1,473.75
James Eagan                        151.25
Jerome B. Eisenberg                788.75
Miller & Wrubel Asset Company      100.00
Northwood Capital Partners LLC      75.00
Northwood Ventures LLC             425.00
Walter H. Sonnenfeldt              115.00